UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2011

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51485

Delaware	72-1060618
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

400 International Parkway, Suite 325

Heathrow, Florida 32746

(Address of principal executive offices, including zip code)

(407) 333-7440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	(a), (b), and (d) Submission of Matters to a Vote of Security Holders

On May 10, 2011, Ruth’s Hospitality Group, Inc. (the “Company”) held its annual meeting of stockholders to vote on the following proposals:

Proposal One: The Board of Directors recommended six nominees to stand for election at the 2011 annual meeting and each of the nominees were elected by a plurality of votes cast by shares entitled to vote at the meeting. Therefore, in accordance with the voting results listed below, the nominees were elected to serve until the 2012 annual meeting and until their successors have been elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Michael P. O’Donnell	29,170,783	653,298	9,400,675
Robin P. Selati	28,736,724	1,087,357	9,400,675
Carla R. Cooper	29,200,850	623,231	9,400,675
Bannus B. Hudson	29,205,319	618,762	9,400,675
Robert S. Merritt	29,439,591	384,490	9,400,675
Alan Vituli	29,329,994	494,087	9,400,675

Proposal Two: The Board of Directors recommended that the advisory resolution on the Company’s 2010 executive compensation as reported in the proxy statement be submitted for approval by the stockholders at the 2011 annual meeting. Therefore, in accordance with the voting results listed below, the Company’s advisory resolution on executive compensation was approved.

For	Against	Abstain	Broker Non-Votes
29,396,512	300,605	126,964	9,400,675

Proposal Three: The Board of Directors requested stockholders provide a non-binding advisory vote on whether future advisory votes on executive compensation of the nature reflected in Proposal Two should occur every year, every two years or every three years. In accordance with the voting results listed below, the Company will conduct an advisory vote on executive compensation every three years.

One Year	Two Years	Three Years	Abstain
13,758,729	169,972	15,759,566	135,814

Proposal Four: The Board of Directors selected KPMG LLP to serve as the independent registered public accounting firm for the Company for fiscal year 2011. The Board of Directors directed that the appointment of the independent accountants be submitted for ratification by the stockholders at the 2011 annual meeting. Therefore, in accordance with the voting results listed below, KPMG LLP will serve as the independent registered public accounting firm for the Company for fiscal year 2011.

For	Against	Abstain
38,831,427	327,717	65,612

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

Date: May 11, 2011	By:	/S/ BRIAN M. JUDGE
Brian M. Judge
Vice President and Controller

3